WARRANT AGENCY AGREEMENT


     AGREEMENT, dated this ____ day of _________, 1997, between BW ACQUISITION CORP., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, in connection with (i) the offering to the public of 800,000 Units (the "Units"), each Unit consisting of one share of the Company's Class A Common Stock, $.01 par value (the "Class A Stock"), one Class A Common Stock Purchase Warrant (the "Class A Warrants" or "Warrants") and 150,000 shares of the Class B Exchangeable Common Stock, $.01 par value (the "Class B Stock"), each Class A Warrant entitling the registered holder thereof to purchase one (1) share of Common Stock and each Class B Warrant entitling the registered holder thereof to purchase one (1) Unit; (ii) the over allotment option granted to the underwriter to purchase up to an additional 120,000 Units and 22,500 shares of Class B Stock (the "Over allotment Options"); and (iii) the sale to H.J. Meyers & Co., Inc. (the "Representative") and their representatives, successors and assigns of warrants (the "Representative's Warrants") to purchase 80,000 Units and 15,000 shares of Class B Stock, the Company will issue up to 1,500,000 Class A Warrants (subject to increase as provided in the Representative's Warrant Agreement) and up to 250,000 shares of Class B Stock; and

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the Representatives, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

     Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

     (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business in New York, shall be administered, which office is located on the date hereof at 40 Wall Street, 46th Floor, New York, NY 10005.

     (c) "Exercise Date" shall mean, subject to the provisions of Section 4(b) hereof as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

     (d) "Initial Warrant Exercise Date" shall mean the date the Company consummates a merger, exchange of capital, asset acquisition or other business combination (a "Business Combination") with an operating business.

     (e) "Initial Warrant Redemption Date" shall mean the date that the Company consummates a Business Combination.

     (f) "Applicable Purchase Price" shall mean, subject to modification and adjustment as provided in Section 7, $9.00 for the Class A Warrants, and further subject to the Company's right, in its sole discretion, to decrease the Applicable Purchase Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders.

     (g) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

     (h) "Registration Statement" shall mean the Registration on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "SEC") on ___________, 1997, as subsequently amended and declared effective by the SEC with respect to the offering of the Units, the Common Stock and Warrants.

     (i) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     (j) "Transfer Agent" shall mean American Stock Transfer & Trust Company or its authorized successor.


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     (k) "Underwriting Agreement" shall mean the Underwriting Agreement, dated
_____________, 1997, between the Company and the Representative, as representative of the several underwriters listed therein, relating to the purchase by the several Underwriters for resale to the public up to 920,000 Units and 172,500 shares of Class B Stock.

     (l) "Representative's Warrant Agreement" shall mean the agreement, dated as of _____________, 1997, between the Company and the Representatives relating to and governing the terms and provisions of the Representative's Warrants.

     (m) "Warrant Certificate" shall mean a certificate representing each of the Class A Warrants substantially in the form annexed hereto as Exhibit A.

     (n) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 8 hereof prior to such date, 5:00 p.m. (New York time) on _________, 2002, or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 9:00 a.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date, in its sole discretion, to extend such Warrant Expiration Date on five business days prior written notice to the Registered Holders.

     (o) "Warrant Agent" shall mean American Stock Transfer & Trust Company or its authorized successor.

                                    SECTION 1

     Warrants and Issuance of Warrant Certificates.

     (a) Each Class A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Applicable Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 7.

     (b) Upon execution of this Agreement, Warrant Certificates representing 800,000 Class A Warrants to purchase up to an aggregate of 1,120,000 shares of Common Stock (subject to modification and adjustment as provided in Section 7) shall be executed by the Company and delivered to the Warrant Agent.

     (c) Upon exercise of the Over-allotment Option, in whole or in part, Warrant Certificates representing up to 120,000 Class A Warrants to an aggregate of 168,000 shares of Common Stock (subject to modification and adjustment as provided in Section 7) shall be executed by the Company and delivered to the Warrant Agent.


                                       - 3

     (d) Upon exercise of the Representative's Warrants as provided therein, Warrant Certificates representing up to 80,000 Class A Warrants to purchase up to an aggregate of 112,000 of Common Stock (subject to modification and adjustment as provided in Section 7 hereof and in the Representative's Warrant Agreement) shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

     (e) From time to time, up to the applicable Warrant Expiration Date, as the case may be, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 6 hereof, no Warrant Certificates shall be issued except: (i) Warrant Certificates initially issued hereunder; (ii) Warrant Certificates issued upon any transfer or exchange of Warrants; (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 6; (iv) Warrant Certificates issued pursuant to the Representative's Warrant Agreement (including Warrants in excess of the Representative's Warrants issued as a result of the anti dilution provisions contained in the Representative's Warrant Agreement); and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Applicable Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 7 hereof.

                                    SECTION 2

     Form and Execution of Warrant Certificates.

     (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

     (b) Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of

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


the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

                                    SECTION 3

     Exercise.

     (a) Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the applicable Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 4 and 8 hereof and in the applicable Warrant Certificate). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company, of an amount in lawful money of the United States of America equal to the Applicable Purchase Price has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. If Warrants in denominations other than one or whole number multiples thereof shall be exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event within three business days after such date, if any Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock and Class A Warrants Certificates, if applicable, deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Applicable Purchase Price, to be deposited promptly in the Company's bank account.

     (b) At any time upon the exercise of any Warrants after the date hereof, the Warrant Agent shall, on a daily basis, within two business days after such exercise, notify the Representatives or their successors or assigns of the exercise of any such Warrants and shall commencing one (1) year from the date hereof, on a weekly basis (subject to collection of funds constituting the tendered Applicable Purchase Price, but in no event later than five business days after the last day of the calendar week in which such funds were tendered), remit to the Representatives an amount equal to 10% of the Exercise Price for each Warrant

                                       - 5
being then exercised which was solicited by the Representatives or one of the underwriters participating in this offering, unless the Representatives shall have notified the Warrant Agent that the payment of such amount with respect to such Warrant is violative of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") or applicable state securities or "blue sky" laws, or the Warrants are those underlying the Representative's Warrants, in which event, the Warrant Agent shall have to pay such amount to the Company; provided, that the Warrant Agent shall not be obligated to pay any amounts pursuant to this Section 3(b) during any week that such amounts payable are less than $ 1,000 and the Warrant Agent's obligation to make such payments shall be suspended until the amount payable aggregates $ 1,000, and provided further, that, in any event, any such payment (regardless of amount) shall be made not less frequently than monthly.

     (c) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fraction equal to or greater than one-half shall be rounded up to the next full share or Warrant, as the case may be, any fraction less than one-half shall be eliminated.

                                    SECTION 4

        Reservation of Shares: Listing: Payment of Taxes: etc.

     (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post effective amendment, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"), to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Securities and Exchange Commission (the "Commission") stating that it would not take any

                                       - 6
enforcement action if such registration is not effected). The Company will use best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

     (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

        (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

                                    SECTION 5

     Exchange and Registration of Transfer.

     (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant's Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

     (b) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (c) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.


                                       - 7

     (d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Warrant Agent.

     (f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                                    SECTION 6

     Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

                                    SECTION 7

     Adjustment of Applicable Purchase Price and Number of Shares of Common Stock Deliverable.

     (a) (i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Applicable Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed, as to each class of Warrants, to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Applicable Purchase Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Applicable Purchase Price be adjusted pursuant to this computation to an amount in excess of the

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


Applicable Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

     For the purposes of any adjustment to be made in accordance with this
Section 7(a) the following provisions shall be applicable:

          (A) Shares or equivalents of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (B) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

          (C) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

     (b) Upon each adjustment of the Applicable Purchase Price pursuant to this
Section 7, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Applicable Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

     (c) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination)) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the

                                       - 9

Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7(a) and (b). The above provisions of this Section 7(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (d) Irrespective of any adjustments or changes in the Applicable Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section l(f) hereof, continue to express the Applicable Purchase Price per share and the number of shares purchasable thereunder as the Applicable Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

     (e) After each adjustment of the Applicable Purchase Price pursuant to this
Section 7, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Applicable Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (f) No adjustment of the Applicable Purchase Price shall be made as a result of or in connection with (A) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof or granted upon the consummation of and in connection with the first Business Combination (as defined in the Registration Statement), or (B) the issuance or sale of shares of Common Stock for cash.

     (g) No adjustment of the Applicable Purchase Price shall be made if the amount of said adjustment shall be less than $ .10, provided, however, that in such case, any

                                      - 10
adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

                                    SECTION 8

     Redemption.

     (a) Commencing on the Initial Warrant Redemption Date, the Company may, on 30 days prior written notice redeem all the Warrants at $.05 per Warrant, provided that the last sale price of Common Stock, if the Common Stock is listed for trading on an exchange or inter-dealer quotation system which provides last sale prices, or, the average of the closing bid and asked quotes, if the Common Stock is listed for trading on an inter-dealer quotation system which does not provide last sale prices, on all 10 of the trading days ending on the day immediately prior to the day on which the Company gives notice of redemption, has been $11.00 or higher (subject to proportionate adjustment for stock splits and reverse stock splits of such Common Stock from and after the date of this Agreement). Notwithstanding the foregoing, the Warrants underlying the Representative's Warrants are not subject to redemption.

     (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Not less than five business days prior to the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Representatives a notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

     (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less that thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, (iv) that the Representatives are the Company's exclusive warrant solicitation agents and shall receive the commission contemplated by Section 3(b) hereof, and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or

                                      - 11

Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

     (e) The Company shall indemnify the underwriters and each person, if any, who controls the underwriters within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the registration statement or prospectus referred to in Section 4(b) hereof to the same extent and with the same effect (including the provisions regarding contribution) as the provisions pursuant to which the Company has agreed to indemnify the underwriters contained in Section I of the Underwriting Agreement.

     (f) Five business days prior to the Redemption Date, the Company shall furnish to the Representatives (i) an opinion of counsel to the Company, dated such date and addressed to the Representatives, and (ii) a "cold comfort" letter dated such date addressed to the Representatives, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities, including, without limitation, those matters covered in Sections 5(d) and (i) of the Underwriting Agreement.

     (g) The Company shall as soon as practicable after the Redemption Date, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Redemption Date.

     (h) The Company shall deliver within five business days prior to the Redemption Date copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement and permit the Representatives to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Representatives shall reasonably request.

                                      - 12

                                    SECTION 9

     Concerning the Warrant Agent.

     (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and the underwriters, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

     (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Applicable Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

     (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction order or demand.

     (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.


                                      - 13

     (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company doing business in New York City. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it has been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyable, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

     (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.


                                      - 14

                                   SECTION 10

     Modification of Agreement.

     The Warrant Agent and the Company may by supplement a agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 66-2/3% of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Applicable Purchase Price, therefor, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate, other than such changes as are specifically prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representatives, other than to cure any ambiguity or to correct any provision which is inconsistent with any other provision of this Agreement or to make any such change that is necessary or desirable and which shall not adversely affect the interests of the underwriters and except as may be required by law.

                                   SECTION 11

     Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed certified mail, return receipt requested, or delivered to a recognized overnight delivery service if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at BW Acquisition Corp., 333 East 56th Street, Penthouse G, New York, NY 10022, Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office. Copies of any notice delivered pursuant to this Agreement shall be delivered to H.J. Meyers & Co., Inc., 1895 Mount Hope Avenue, Rochester, NY 14620, Attention: Michael Bresner, or at such other address as may have been furnished to the Company and the Warrant Agent in writing.

                                   SECTION 12

     Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.


                                      - 15

                                   SECTION 13

     Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation. The underwriters, acting through either Representative, are, and shall at all times irrevocably be deemed to be, third-party beneficiaries of this Agreement, with full power, authority and standing to enforce the rights granted to them hereunder.

                                   SECTION 14

     Counterparts.

     This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.

[CORPORATE SEAL]                                AMERICAN STOCK TRANSFER
                                                & TRUST COMPANY
                                                As Warrant Agent


                                                By: ____________________________


                                                BW ACQUISITION CORP.


                                                ________________________________
                                                Richard J. Berman
                                                Chairman of the Board and
                                                       Chief Executive Officer

                                      - 16